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                                                                    EXHIBIT 99.3

                    PRESS RELEASE DATED September 27, 2001

RAVISENT Technologies Inc. Announces Board Authorization of Stock Purchase
Program

MALVERN, Pa., Sep 27, 2001 (BUSINESS WIRE) -- RAVISENT Technologies Inc. (NASDAQ: RVST) today announced that its Board of Directors has authorized a program to repurchase up to $10 million worth of its outstanding shares of common stock in the open market over the next twelve months at the discretion of management.

The shares will be purchased from time to time at prevailing market prices, through open market or unsolicited negotiated transactions. The timing of any purchase and the exact number of shares to be purchased will be dependent upon several factors, including market conditions.

The program is effective immediately. The stock repurchase program may be terminated or suspended at any time, without prior notice, on managements' determination that additional purchases are not warranted, regardless of how many shares have been purchased. The Board's approval of this stock repurchase program reflects our confidence in our long-term prospects.


  About RAVISENT Technologies Inc.

RAVISENT is a software and intellectual property licensing company. RAVISENT's solutions are incorporated in products from leading personal computer and consumer electronics manufacturers, including Compaq, Dell Computer, Gateway, Hewlett-Packard, Elsa, Matrox, ATI Technologies and STMicroelectronics.

Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley and Japan. On June 28, 2001, RAVISENT announced that it has offered to purchase all of the outstanding shares of eMation, Ltd. in exchange for 8 million shares of RAVISENT common stock and the assumption by RAVISENT of $5 million of eMation indebtedness.

The acquisition of eMation is subject to a number of closing conditions including, but not limited to, the approval by RAVISENT stockholders. More information about RAVISENT is available at www.ravisent.com. RAVISENT intends to mail a Proxy Statement to its stockholders containing information about the acquisition of eMation by RAVISENT.

Stockholders of RAVISENT are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about eMation, RAVISENT, the proposed acquisition of eMation by RAVISENT and related matters.

Investors and security holders will be able to obtain free copies of the Proxy Statement when it becomes available through the Web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov.

Free copies of the Proxy Statement may also be obtained from RAVISENT Technologies Inc. by directing a request through RAVISENT's Investor Relations Department, 257 Great Valley Parkway, Malvern, PA 19355.

All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

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This press release may contain certain forward-looking statements that relate to
RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein.

Such factors include, among others: RAVISENT's ability to consummate the acquisition of eMation and to achieve any benefits from the acquisition, the possibility that the closing conditions to the acquisition of eMation may not be satisfied and that the acquisition may not occur, the viability of DRM technology, the potential for growth in the pervasive computing market; RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, and government regulation. Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q and Forms 8-K filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a more complete discussion of these and other risks and uncertainties.



CONTACT:  RAVISENT Technologies Inc.
          Idalia Rodriguez, 610/407-7345
          irodriguez@ravisent.com

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